Q2POWER TECHNOLOIGES, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Subscription Agreement”) is entered into by and between Q2Power Technologies, Inc., a Delaware corporation (the “Company” or “Q2P”), and the Subscriber(s) whose name appears on the signature page to this Subscription Agreement (the “Subscriber” and, together with other subscribers to the Offering (as hereinafter defined), “Investors”).  Capitalized terms used but not defined herein shall have the meanings set forth in Convertible Promissory Note.

This Subscription Agreement is executed and delivered in connection with the offering (the “Offering”) of up to $1,500,000 (not including the over-allotment) of convertible debentures (the “Convertible Debentures”).  The Convertible Debentures and shares of preferred or common stock, as applicable, issuable upon conversion of the Convertible Debentures (the “Debenture Shares”) are collectively referred to as the “Securities.”

The Convertible Debentures are being offered to prospective Investors by the Company and by such other persons as may be permitted by law.  The terms of the Offering and the Securities are more fully described in the Confidential Private Placement Memorandum dated March 15, 2017 (the “Memorandum”). The Company is offering the Convertible Debentures for sale on the terms described in the Memorandum on a “best efforts all or none basis” for the first $1,000,000 (the “Minimum Amount”) and a “best efforts” basis for the remaining $500,000 (the “Maximum Amount”) (plus an over-allotment option in the discretion of the Company of an additional $500,000 if the Maximum Amount is raised by the termination date) until all of the Convertible Debentures are sold or the Offering is withdrawn or terminated, whichever occurs first.

All subscription proceeds, including the purchase price for the Convertible Debentures being tendered by Subscriber contemporaneously herewith, will be held in escrow by Dickinson Wright PLLC (the “Escrow Agent”) pursuant to an escrow agreement (the “Escrow Agreement”) among the Company and the Escrow Agent; and will be disbursed from escrow at one or more closings to be held from time to time provided that no Closing (as defined below) will occur until at least such time as the Escrow Agent has gross proceeds of at least the Minimum Amount.  The Escrow Agent has been appointed for administrative convenience in connection with the remittance and delivery of subscription proceeds and related documentation. Investors will not be a party to the Escrow Agreement and the consent of Investors will not be required prior to disbursement of subscription proceeds from escrow.

This Subscription Agreement and the Qualified Investor Questionnaire (the “Questionnaire”) are exhibits to the Memorandum and, together with the Convertible Promissory Note entered into by and between Subscriber and the Company as of the date hereof, are collectively referred to as the “Transaction Documents”).

A.

General.

1.           Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to Subscriber, the principal amount of Convertible Debentures set forth on the signature page hereof.

2.           Subscriber herewith tenders to the Company the entire amount of the purchase price for Convertible Debentures subscribed for by check made payable to the order of “Dickinson Wright PLLC IOTA Trust Account Florida, Escrow Agent for Q2Power Technologies, Inc.,” or Subscriber has paid the entire amount of the purchase price by wire transfer of immediately available funds in accordance with wire transfer instructions furnished below:

BankUnited

7765 NW 148th Street, Miami Lakes, FL  33016

ABA or Routing #: 267090594

Beneficiary Name: Dickinson Wright PLLC IOTA Trust Account Florida

Beneficiary Account #: 9853838097

Beneficiary Address: 2600 W. Beaver Road, Suite 300, Troy, MI 48084

Ref: 72157- 1 (Q2Power)

3.           Subscriber herewith delivers to the Company a completed and signed Subscription Agreement and a completed and signed Questionnaire for the purchase of the Convertible Debentures.

The purchase price for the Convertible Debentures submitted to the Escrow Agent will be held for the Subscriber’s benefit.  Subscriber will not become a holder of Convertible Debentures until such time as Subscriber’s subscription is accepted by the Company and a closing of the purchase and sale of the Convertible Debentures being subscribed for by Subscriber takes place (a “Closing”). Until such time as Subscriber’s subscription is accepted or rejected, as the case may be, this subscription shall be irrevocable, except as provided below, and Subscriber will not have access to his, her or its subscription funds.

B.	Securities offered have not been registered under the Securities Act of 1933, as amended

Subscriber acknowledges that (i) the Securities have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the securities laws of any state; (ii) absent registration, any resale or other transfer of any of the Securities must be made in compliance with the Securities Act; (iii) the Securities are being offered for sale in reliance upon exemptions from registration contained in the Securities Act and applicable state securities laws; and (iv) the Company’s reliance upon such exemption is based in part upon Subscriber’s representations, warranties and agreements contained in this Subscription Agreement and in the Questionnaire that Subscriber is delivering to the Company.

C.	Representations, Warranties, Acknowledgements and Agreements

1.           In order to induce the Company to accept this Subscription Agreement, Subscriber represents and warrants to, and acknowledges and covenants with, the Company as follows:

a.           Subscriber understands that (i) this Subscription Agreement may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion, and (ii) this Subscription Agreement shall survive Subscriber’s death, disability or insolvency, except that Subscriber shall have no obligation in the event that this Subscription Agreement is rejected by the Company. In the event that the Company does not accept Subscriber’s subscription, or if the Offering is terminated for any reason, Subscriber’s subscription payment (or portion thereof, as the case may be) will be immediately returned to Subscriber without interest thereon or deduction therefrom.

b.           Subscriber has carefully read the Memorandum and the exhibits thereto, and together with the Memorandum and the Transaction Documents, collectively, the “Offering Materials”). Subscriber has been advised to discuss with his, her, or its counsel the representations, warranties and agreements which Subscriber is making by signing this Subscription Agreement, the applicable limitations upon Subscriber’s resale of the Securities, and the investment, tax and legal consequences of this Subscription Agreement. No oral or written representations have been made and no oral or written information has been furnished to the Subscriber or Subscriber’s advisor(s) in connection herewith that were in any way inconsistent with the information set forth in the Offering Materials, and Subscriber disclaims reliance on any statements made or information provided by the Company or any of its employees, counsel or agents or any other person or entity in the course of Subscriber’s consideration of an investment in the Convertible Debentures other than those set forth in the Offering Materials.

c.           Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of the Offering, or any recommendation or endorsement of the Securities, the terms of this Offering or the adequacy of the Offering Materials.

d.           Subscriber is purchasing the Convertible Debentures for Subscriber’s own account, with the intention of holding the Convertible Debentures for investment purposes, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities; and Subscriber agrees not to make any sale, transfer or other disposition of any of the Securities without registration under the Securities Act and applicable state and provincial securities laws unless counsel acceptable to the Company is of the opinion that such registration is not required. Subscriber is not acquiring the Securities, or any interest therein, on behalf of another person and Subscriber, if an entity, was not formed for the purpose of purchasing the Convertible Debentures.

e.           Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to Subscriber’s net worth, and Subscriber’s investment in the Convertible Debentures will not cause such overall commitment to become excessive.

f.           Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Convertible Debentures.

g.           Subscriber is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated by the SEC under the Securities Act. In addition, Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Securities for an indefinite period and can afford to sustain a complete loss of this investment.

h.           The address shown on the signature page to this Subscription Agreement is Subscriber’s principal residence if he or she is an individual, or its principal business address if a corporation or other entity.

i.           Subscriber, together with any offeree representatives of Subscriber (as identified in the Questionnaire), has such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of an investment in the Securities. Subscriber acknowledges that the Offering Materials may not contain all information that is necessary to make an investment decision with respect to the Company and the Convertible Debentures and that Subscriber must rely on his, her or its own examination of the Company and the terms and conditions of the Offering prior to making any investment decision with respect to the Convertible Debentures.

j.           Subscriber has been given the opportunity to ask questions of and receive answers from the Company and its executive officers concerning the business and operations of the Company and the terms, provisions, and conditions of the Offering and to obtain any such additional publicly available information that Subscriber deems necessary or advisable to verify the accuracy of the information contained in the Offering Materials, or such other information as Subscriber desired in order to evaluate an investment in the Company; and Subscriber availed himself, herself or itself of such opportunity to the extent considered appropriate in order to evaluate the merits and risks of the proposed investment.

k.           Subscriber has made an independent evaluation of the merits of the investment and acknowledges the highly speculative nature of an investment in the Convertible Debentures including, without limitation, the information under “Risk Factors” in the Memorandum.

l.           The information provided by Subscriber in the Questionnaire is true, complete and accurate and Subscriber has duly executed and delivered such Questionnaire and any applicable exhibits thereto.

m.           Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

n.           Subscriber understands that the Securities will bear a legend substantially similar to the legend set forth immediately below until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement, or (ii) in the opinion of counsel reasonably satisfactory to the Company such securities may be sold without registration under the Securities Act:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the “blue sky” or securities laws of any state and may not be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Securities Act which has become effective and is current with respect to these securities, or (ii) pursuant to a specific exemption from registration under the Securities Act but only upon a holder thereof first having obtained the written opinion of counsel reasonably satisfactory to the Company, that the proposed disposition is consistent with all applicable provisions of the Securities Act as well as any applicable “blue sky” or similar securities laws.”

o.           Subscriber, if an individual, is at least 21 years of age.

p.           If at any time prior to issuance of the Securities to Subscriber, any representation or warranty of Subscriber shall no longer be true, complete and accurate, Subscriber promptly shall give written notice thereof to the Company providing full details.

q.           The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

r.           Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, all of the terms, provisions, and conditions hereof shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to its conflict of laws principles. Any dispute arising out of or in connection with the interpretation or enforcement of this Subscription Agreement, the other Offering Materials or Subscriber’s purchase of the Convertible Debentures shall be exclusively adjudicated before a federal or state court located in Fort Lauderdale, Florida and the parties hereto exclusively submit to the exclusive jurisdiction and venue of the federal and state courts in Fort Lauderdale, Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and Subscriber consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as Subscriber shall furnish in writing to the Company.

s.           Subscriber hereby irrevocably waives trial by jury in any action or proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or in connection with the interpretation or enforcement of this Subscription Agreement, the other Offering Materials or Subscriber’s purchase of the Convertible Debentures.

t.           Subscriber acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments contained in this Subscription Agreement and in the Questionnaire, and hereby agrees to indemnify and hold harmless the Company, and each of its stockholders, officers, directors, affiliates, controlling persons, agents and representatives, from and against any and all loss, damage, expense, claim, action, suit or proceeding (including the reasonable fees and expenses of legal counsel) as incurred arising out of or in any manner whatsoever connected with (i) a breach of any representation or warranty of Subscriber contained in this Subscription Agreement or in the Questionnaire (ii) any sale or distribution by Subscriber in violation of the Securities Act or any applicable state and foreign securities laws or (iii) any untrue statement of a material fact made by Subscriber and contained herein or in the Questionnaire, or omission to state herein or in the Questionnaire, a material fact necessary in order to make the statements contained herein or in the Questionnaire, in light of the circumstances under which they were made, not misleading. Subscriber acknowledges that such damage could be substantial since (a) the Securities are being offered without registration under the Securities Act in reliance upon the exemption pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act for transactions by an issuer not involving a public offering and, in various states, pursuant to exemptions from registration, (b) the availability of such exemptions is, in part, dependent upon the truthfulness and accuracy of the representations made by Subscriber herein and in its Questionnaire, and (c) the Company will rely on such representations in accepting Subscriber’s Subscription Agreement.

u.           Subscriber is not subscribing for the Convertible Debentures as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to Subscriber in connection with investments in securities generally.

v.           Subscriber is not affiliated directly or indirectly with a member broker-dealer firm of the Financial Industry Regulatory Authority (“FINRA”) as an employee, officer, director, partner or shareholder or as a relative or member of the same household of an employee, director, partner or shareholder of a FINRA member broker-dealer firm, except as otherwise described on a separate sheet of paper submitted by Subscriber to the Company along with and as part of this completed Subscription Agreement.

w.           Subscriber represents that he, she or it has full power and authority (corporate, statutory or otherwise) to execute and deliver this Subscription Agreement, the other Transaction Documents and to purchase the Convertible Debentures. The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents will not: (i)

violate, conflict with or result in a default under any provision of the Certificate or By-Laws (or analogous organizational documents), if any, of Subscriber; or (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to Subscriber. This Subscription Agreement and other Transaction Documents constitute the legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with their respective terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

2.           In order to induce Subscriber to execute and deliver this Subscription Agreement, the Company represents and warrants to, and covenants with, Subscriber as follows:

a.           Subsidiaries. The Company has one Subsidiary as of the date hereof, Q2Power Corp., as set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC Documents”). The Company owns 100% of the Subsidiary and such ownership interest is, other than set out in Schedule 2(a), free and clear of any liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights to purchase securities. Neither the Company nor the Subsidiary are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of the Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence, except as set forth in Schedule 2(a). Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

b.           Organization and Qualification. Each of the Company and the Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and contemplated to be conducted. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business financial condition, operations, prospects or property of the Company or the Subsidiary, taken as a whole (“Material Adverse Effect”), and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c.           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d.           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, which would have a material adverse effect on the Company.

e.           Filings, Consents and Approvals. Neither the Company nor the Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of a Current Report on Form 8-K and a Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state and foreign securities laws (the “Required Approvals”).

f.           Issuance of the Securities. The Convertible Debentures are duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The Debenture Shares, upon the conversion of the Convertible Debenture, subject to stockholder approval of an increase in the Company’s authorized capitalization, to the extent necessary, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly authorized and duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock, such number of securities for issuance upon conversion or exercise of the Convertible Debentures.

g.           Capitalization; Additional Issuances. All of the issued and outstanding securities of the Company as of the date hereof are as set forth in Schedule 2(g). Except as set forth in Schedule 2(g), as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the issuance of the Convertible Debentures that have not previously been waived, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, the Convertible Debentures.

h.           Litigation.  There are no actions or proceedings pending or, to the knowledge of the Company, threatened by or against Company or any of its Subsidiaries involving more than, individually or in the aggregate, Ten Thousand Dollars ($10,000). There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary nor any director or officer of either thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current director or executive officer of the Company or any Subsidiary.

i.           Regulatory Permits. Each of the Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

j.           SEC Reports; Financial Statements. Except as disclosed on Schedule 2(j), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referenced to as the “SEC Reports”). As of their respective dates or amendments thereto, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

k.           Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

l.           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Investors.

m.           Acknowledgment Regarding the Investors’ Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length Investor with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

n.           Compliance. Neither the Company nor any Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a material liability.

o.           Transactions With Affiliates and Employees. Except as may be described in the SEC Documents or on Schedule 2(o), none of the officers or directors of the Company or the Subsidiary and, to the knowledge of the Company, none of the employees of the Company or the Subsidiary, is presently a party to any transaction with the Company or the Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred in the ordinary course of business on behalf of the Company and (iii) other employee benefits, including stock option agreements, under any stock option plan of the Company.

p.           Certain Fees. Brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. Any fees paid to any broker or finder will not exceed 10% in cash and/or equity of the funds raised by said party.

q.           Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

r.           Foreign Corrupt Practices. None of the Company, the Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or the Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

s.          No Disagreements with Accountants or Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

t.           Indebtedness. Except as disclosed in Schedule 2(t), neither the Company nor the Subsidiary is in default with respect to, or liable under (x) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), or (y) any guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto). Schedule 2(t) provides a list of liabilities of the Company, and the actions the Company anticipates to complete to pay-off, write-off, convert to equity, or otherwise eliminate these liabilities.

u.           Internal Controls. Except as disclosed in the SEC Documents or schedules hereto, the Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S.

GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or to the Company’s knowledge in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP and the applicable requirements of the Exchange Act.

v.           OFAC. None of the Company, the Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

w.           Full Disclosure. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company, the Subsidiary, their respective businesses and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

D.	Registration Rights

a.       Whenever the Company proposes to register (including, for this purpose, a registration effected by the Company for other shareholders) any of its securities under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or any successor forms thereto), and the registration form to be used may be used for the registration of registrable securities (a “Piggyback Registration”), the Company will give written notice to the Investor of its intention to effect such a registration and will, subject to the provisions of this section hereof, include in such registration all registrable securities (the shares of preferred or common stock underlying the Convertible Debentures) with respect to which the Company has received a written request for inclusion therein within ten (10) days after the receipt of the Company’s notice. Such rights for Piggyback Registration shall not apply if Rule 144 of the Securities Act is available to the Investor for resale of the shares of preferred or common stock underlying the Convertible Debentures.

b.          If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration a pro rata share of registrable securities requested to be included in such registration statement as calculated by dividing the number of registrable securities requested to be included in such registration statement by the number of the Company’s securities requested to be included in such registration statement by all selling security holders. In such event, the Investor shall continue to have registration rights under this Agreement with respect to any registrable securities not so included in such registration statement.

c.        Notwithstanding the foregoing, if, at any time after giving a notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each record holder of registrable securities and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any registrable securities in connection with such registration, and (ii) in the case of determination to delay registering, shall be permitted to delay registering any registrable securities for the same period as the delay in registering such other securities.

d.

If the Company engages in an underwritten offering of its securities at such time that Piggyback Registration rights are not available to Investors for any reason set forth in this Section D (i.e., Rule 144 is available), and if the Company’s underwriter requires that Investors agree to a reasonable limited time lock-up period, the Investors shall sign such an agreement as negotiated by the [Lead Investor] in this Offering (defined as the investor or investor group that has committed to investing and actually invests a minimum of $750,000 in this Offering).  Those Investors who refuse to sign such a lock-up agreement shall waive by virtue of signing this Subscription Agreement any legal or equitable claims they may have against the Company if the Company refuses to allow, or instructs the Transfer Agent not to effect, a conversion of the Convertible Debentures during this lock-up period.

e.

The Lead Investor shall appoint one member and one observer to the Board of Directors of the Company subject to the following conditions: (1) the Lead Investors shall have personally and/or through their contacts invested a minimum of $750,000 in this Offering, unless that minimum is waived by the current Board of Directors, and (2) such Board member appointed by the Lead Investors may be replaced by the appointee of the lead investors in the Qualified Offering, if so required, but the Lead Investor can keep its Board observer role so long as the Lead Investor holds (i) Convertible Debentures representing at least fifty percent (50%) of the Original Principal Amount, or (ii) in the event the Lead Investor converted more than fifty percent (50%) of the Original Principal Amount, at least fifty percent (50%) of the shares of New Stock issued to the Lead Investor upon conversion of the Convertible Debentures.

E.	Notice Provisions

Any and all notices, demands or requests required or permitted to be given under this Subscription Agreement shall be given in writing and sent, by certified U.S. mail, return receipt requested, by facsimile electronic mail, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section E, together with copies thereof as follows:

 If to the Company:

Q2Power Technologies, Inc.

420 Royal Palm Way, #100

Palm Beach, FL 33480

Telephone: (305) 439-5559

Email: chris@q2power.com

Attention: CEO

In the case of Subscriber, to the address of Subscriber on the signature page to this Agreement.

Notice given as provided in this Section shall be deemed effective: (i) on the business day hand delivered (or, if it is not a business day, then the next succeeding business day thereafter), (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service. As used herein, the term business day (other than Saturday or Sunday) shall mean any day when commercial banks are open in the State of Florida.

F.	Miscellaneous.

1.           This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

2.           This Subscription Agreement supersedes all prior arrangements or understandings with respect thereto, whether oral or written.

3.           The Offering Materials constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party to be bound thereby.

4.           No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the parties hereto. A waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.           Subscriber acknowledges that the subscription made hereby is not binding upon the Company until the Company accepts it. The Company has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. If this subscription is rejected in whole, the Company shall immediately return the purchase price to Subscriber, without interest or deduction, and the Company and Subscriber shall have no further obligation to each other by reason of this Subscription Agreement or the subscription made hereby.

6.           The representations, warranties and covenants of the Company and the Subscriber made in this Subscription Agreement shall survive the Closing and the execution and delivery hereof and delivery of the Securities.

7.           Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement, the other Transaction Documents and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Q2POWER TECHNOLOGIES, INC.

OFFERING INFORMATION, LEGENDS, AND NOTICES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), OR ANY STATE REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IT IS INTENDED THAT THE SECURITIES OFFERED HEREBY WILL BE OFFERED TO ACCREDITED INVESTORS, AS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS FOR NONPUBLIC OFFERINGS. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFERS OF THE SECURITIES SUCH SECURITIES MAY ONLY BE RESOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IF, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING.

THE OFFEREE, BY ACCEPTING DELIVERY OF THE OFFERING MATERIALS, AGREES TO RETURN THE OFFERING MATERIALS AND ALL ACCOMPANYING OR RELATED DOCUMENTS TO THE COMPANY UPON REQUEST IF THE OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES OFFERED HEREBY.

ANY OFFERING MATERIALS SUBMITTED IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SECURITIES DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. ANY REPRODUCTION OR DISTRIBUTION OF ANY OFFERING MATERIALS IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF THEIR CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIM/HERSELF AND THE COMPANY IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR FLORIDA RESIDENTS ONLY

PURSUANT TO THE FLORIDA SECURITIES ACT, WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE SHALL BE VOIDABLE BY SUCH FLORIDA INVESTOR EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH INVESTOR TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH INVESTOR, WHICHEVER OCCURS LATER.

FOR CALIFORNIA RESIDENTS ONLY

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS OFFERING HAS NOT BEEN QUALIFIED WITH COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATIONS IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPTED FROM QUALIFICATION BY SECTION 25100, 25102, OR 25104 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS OFFERING ARE EXPRESSLY CONDITION UPON SUCH QUALIFICATIONS BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

NOTICE TO NEW YORK RESIDENTS ONLY

THIS DOCUMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE COMPANY HAS TAKEN NO STEPS TO CREATE AN AFTER MARKET FOR THE SHARES OFFERED HEREIN AND HAS MADE NO ARRANGEMENTS WITH BROKERS OF OTHERS TO TRADE OR MAKE A MARKET IN THE SHARES. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THE SECURITIES AND TO QUOTE THE SAME IN A PUBLISHED QUOTATION MEDIUM, HOWEVER, NO SUCH ARRANGEMENTS HAVE BEEN MADE AND THERE IS NO ASSURANCE THAT ANY BROKERS WILL EVER HAVE SUCH AN INTEREST IN THE SECURITIES OF THE COMPANY OR THAT THERE WILL EVER BE A MARKET THEREFORE.

SIGNATURE PAGE FOR:

INDIVIDUAL INVESTOR

IN WITNESS WHEREOF, this Subscription Agreement has been executed by Subscriber and by the Company on the respective dates set forth below.

Signature:	Signature (If Purchased Jointly)

Print Name: ___________________________________________	Print Name: __________________________________________________

Date: ______________________________________	Date: __________________________________________________

Social Security #: ___________________________________________	Social Security #: __________________________________________________

Residential Address: ___________________________________________	Residential Address: __________________________________________________

______________________________________________________	__________________________________________________________
Telephone #: ___________________________________________	Telephone #: ___________________________________________________

Fax # _____________________________________	Fax #:__________________________________________________

Email: ____________________________________	Email: _______________________________________

EXACT Name in which Securities are to be issued: ____________________________________________________

Purchase Price: $ _____________________________________

Form of Joint Ownership (if applicable):	☐ Tenants-in-Common	☐ Joint Tenants with Right of Survivorship

☐ Other: _____________________________________________________________________________________________

SIGNATURE PAGE FOR:

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST

IN WITNESS WHEREOF, this Subscription Agreement has been executed by Subscriber and by the Company on the respective dates set forth below.

Name of Partnership, Corporation, and Limited Liability or Trust _________________________________________________________

By: __________________________________	Federal Tax ID Number: __________________________________

Name: ________________________________

Title: _________________________________	State of Organization: __________________________________
Date: ___________________________________________
Principal Business Address: _______________________________________________ _______________________________________________
Attn: ______________________________________________
Telephone #: ______________________________________________

Fax # _________________________________________

Email: ________________________________________

EXACT Name in which Securities are to be issued: ___________________________________________________

Purchase Price: $ ____________________________________

SIGNATURE PAGE FOR:

SUBSCRIPTION AGREEMENT ACCEPTANCE

Q2POWER TECHNOLOGIES, INC., a Delaware corporation

By:

Printed Name:

Title:

Dated:

SUBSCRIPTION AGREEMENT NO: _____________________________

SUBSCRIBER: ________________________________________________

PURCHASE PRICE: $ __________________________________________

Schedule 2(a)

Liens / Redemptions

The Company has two loan agreements that may have liens associated with them, and may have priority over the Convertible Debentures, as follows:

1)

Convertible Promissory Notes (the “Convertible Notes”): current principal balance of approximately $180,000 held by two institutional investors. The Convertible Notes’ convert into common stock at $0.15 per share, subject to price protection provisions in the instance certain shares are issued at a lower price (including pursuant to the conversion of the Convertible Debentures), and are secured by the Company’s assets.  The maturity of these Convertible Notes has been extended to July 31, 2017.  The Convertible Note holders have approved this Offering and waived all pre-emptive rights and any past defaults under their notes.

2)

Term Note (the “Term Note”): current principal balance of $150,000. This Term Note has a maturity date of December 31, 2017, and is convertible into common stock at a price of $0.15 per share. The Note is to be retired upon the closing of the Qualified Offering. $30,000 from the proceeds from the Convertible Notes will be used to bring this Term Note current.    The Term Note has an unsecured position behind the Convertible Notes.

The Company has 600 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) outstanding with a purchase value of $600,000, held by two institutional investors (the same investors as the holders of the Convertible Notes).  The Preferred Stock converts into common stock at $0.15 per share, subject to price protection provisions in the instance certain shares are issued at a lower price. The Preferred Stock must be redeemed by the Company if not converted prior to the second anniversary of issuance, which is December 20, 2017.  The Preferred Stock holders have approved this Offering and waived their pre-emptive investment rights.

Schedule 2(g)

Capitalization

Common Stock

29,551,431

Common Stock – Management (subject to forfeiture)

15,000,000

Convertible Notes (@ $0.15)

1,200,000

Convertible Preferred (@ $0.15)

4,000,000

Warrants (@ $0.50)

3,187,345

Employee Options (@ $0.21)

5,900,000

In addition to the common shares outstanding and listed above, the Company anticipates approximately 1,600,000 common shares will be issued in the following 30 days to retire approximately $240,000 in Company liabilities (at $0.15 per share).

Schedule 2(j)

SEC Reports

The Company has not filed its Quarterly Report on Form 10-Q for the Quarter ended September 30, 2016, nor its Annual Report for the year ended December 31, 2016, which is due by March 31, 2017 unless extended for 15 calendar days.  The Company currently anticipates that it will file its September 2016 10-Q within 30 days of the closing of this Offering, and the 10-K within 45 days of the closing of this Offering.

Schedule 2(o)

Transactions with Affiliates

The Company’s Chairman owns a 10% equity interest in one of the target compost facilities that the Company is in discussions to acquire.

The Company’s CEO and Director works for an investment group called Greenblock Capital LLC (GBC) in Palm Beach, Florida. GBC leases office space to the Company and on occasion provides services to the Company for which it has been and may in the future be compensated in equity or cash, as approved by the disinterested members of the Company’s Board of Directors.

Schedule 2(t)

Indebtedness / Defaults

See Schedule 2(a) for defaults

Current Liabilities

The following represents the current liabilities of the Company, and actions to be taken to pay-off, write-off, covert into equity, or otherwise eliminate them:

(numbers rounded)
	Balance	Pay (1)	Write-Off	Defer (2)	Convert (3)	Other

Accounts Payable	140,000	60,000	40,000	40,000	-	-

Deferred Salary
Employees	175,000	35,000	-	-	140,000	-
Officer	207,000	20,000	87,000	-	100,000	-

Contract (4)	125,000	-	-	-	-	125,000

Director/Insider Notes	193,000	-	-	-	193,000	-

Term Note (5)	180,000	30,000	-	150,000	-	-

Convertible Notes	180,000	-	-	-	180,000	-

Total	1,200,000	145,000	127,000	190,000	613,000	125,000

Notes
(1) To be paid with proceeds from Bridge (assuming min. of $1M cash, otherwise reduced proportionately)
(2) To be deferred until next funding of at least $10M; in case of A/P paid over time
(4) Contract payment- in discussions to be assumed by purchaser of old technology
(5) In discussions to possibly covert Term Note into common stock, otherwise would be paid in next round
All Write-Off, Deferred, and Converted amounts are best estimates.